Exhibit 99.1

FOR IMMEDIATE RELEASE

NanoString Technologies Releases First Quarter 2014 Financial Results

- Strong Q1 2014 Revenue Growth of 54% Year over Year -

- Q1 2014 Instrument Revenue of $3.4 Million, Up 110% Year over Year -

SEATTLE – May 7, 2014 – NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today reported financial results for the three months ended March 31, 2014.

First Quarter Highlights:

•	Total revenue of $8.8 million, 54% year-over-year growth

•	Instrument revenue of $3.4 million, 110% year-over-year growth

•	Cumulative installed base of over 200 nCounter® systems and over 400 publications

•	Equity raise of $57 million in net proceeds to the company

•	Cash position of $85.8 million as of March 31, 2014

“During the first quarter, we delivered strong growth driven by new instrument placements into leading centers of cancer research,” said President and Chief Executive Officer, Brad Gray. “In addition, we achieved key milestones with the U.S. launch of ProsignaTM Breast Cancer Assay testing services and the hiring and training of our Prosigna U.S. commercial team. With our equity offering and recently completed term loan agreement, we have the capital necessary to continue aggressively pursuing our strategy of becoming an integral part of cancer research and treatment.”

Other Recent Business Highlights

•	Launch of the nCounter® PanCancer Pathways Panel, a highly multiplexed, digital gene expression assay offering a unique way for translational researchers to investigate cancer biology across all major cancer pathways

•	Issuance of a McKesson Z Code Identifier and an AMA Multianalyte Assay with Algorithmic Analysis (MAAA) CPT Code for Prosigna, which will support planned reimbursement activities

•	Publication in Clinical Cancer Research confirming the ability of the Prosigna Breast Cancer Assay to assess risk of late distant recurrence in postmenopausal women with estrogen receptor-positive breast cancer

•	Publication of an analytical validation study demonstrating the precision and reproducibility of the Prosigna Assay across multiple clinical lab sites, technicians and manufacturing lots of reagents in BMC Cancer

•	Commercial launch of nCounter ElementsTM General Purpose Reagents (GPRs) to enable labs to rapidly develop tests from translational research discoveries

•	Term loan agreement completed with Capital Royalty, pursuant to which the Company has borrowed $20 million and has up to an additional $25 million of available borrowing capacity

First Quarter Financial Results

Revenue for the three months ended March 31, 2014 rose 54% to $8.8 million, from $5.7 million for the first quarter of 2013. Instrument revenue was $3.4 million, up 110% from the prior year period.

Consumables revenue was $4.8 million for the first quarter of 2014, 29% higher than in the comparable 2013 quarter.

Gross margin was 51% for the first quarter of 2014 compared to 49% for the prior year period. The increase was largely due to consumables manufacturing efficiencies from increasing scale, partially offset by a significant shift in product mix toward instrument revenue.

Research and development expense increased to $4.7 million for the first quarter of 2014, versus $3.1 million for the first quarter of 2013, reflecting increased investment in technology and new product development. Selling, general and administrative expense was $10.7 million for the first quarter of 2014 compared to $6.1 million for the prior year period. The increase reflects Prosigna launch costs, including establishment of an oncology sales force; expansion of the laboratory focused commercial organization; and other increased corporate costs.

Net loss attributable to common stockholders for the three months ended March 31, 2014 was $11.4 million, or a loss of $0.68 per diluted share, compared with $9.6 million, or a loss of $17.88 per diluted share, for the first quarter of 2013. Non-GAAP net loss for the three months ended March 31, 2014 was $9.5 million, or a loss of $0.56 per diluted share, compared with non-GAAP net loss of $5.7 million, or a loss of $0.62 per diluted share, for the prior year period (see accompanying table for reconciliation of GAAP and non-GAAP financial measures).

The company had $85.8 million of cash, cash equivalents and short-term investments as of March 31, 2014.

NanoString’s 2014 Outlook

The company’s financial outlook for 2014 includes:

•	Total revenue in the range of $45.0 to $50.0 million, representing an approximate increase of 43% to 59% over 2013

•	Gross margin in the range of 55% to 58%

•	Operating expenses in the range of $70.0 to $75.0 million

•	Net operating loss in the range of $40.0 to $50.0 million

Conference Call

Management will host an investment community conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (888) 793-9492 for domestic callers, or (734) 385-2643 for international callers, or from the webcast link in the investor relations section of the company’s website at: www.nanostring.com. The webcast will be available on the company’s website for 14 days following the completion of the call.

About NanoString Technologies, Inc.

NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company’s nCounter® Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in more than 400 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company’s technology has now been applied to diagnostic use. The Prosigna™ Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer.

The NanoString Technologies logo, NanoString, NanoString Technologies, nCounter, nCounter Elements and Prosigna are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our ability to successfully execute on our strategy, our expectations regarding the sufficiency of our financial resources to support our strategic plan, and our estimated 2014 operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; delays or denials of reimbursement for diagnostic products; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Management of the company believes that these non-GAAP financial measures, considered together with GAAP financial information, provide useful information for investors by excluding certain non-cash and other income and expense that are not indicative of the company’s core operating performance. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable GAAP measures for the respective periods can be found in “Reconciliation of GAAP to Non-GAAP Financial Information” immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

For more information, please visit www.nanostring.com.

Investor Contact:

Lynn Pieper of Westwicke Partners

For NanoString Technologies

lynn.pieper@westwicke.com

415-202-5678

Media Contact:

Nicole Litchfield of Bioscribe Inc.

For NanoString Technologies

nicole@bioscribe.com

415-793-6468

– Financial Tables Follow –

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenue:
Instruments	$3,448	$1,639
Consumables	4,786	3,699
In vitro diagnostic kits	61	—
Service	456	338

Total revenue	8,751	5,676
Costs and expenses:
Cost of revenue	4,325	2,882
Research and development	4,732	3,059
Selling, general and administrative	10,674	6,126

Total costs and expenses	19,731	12,067

Loss from operations	(10,980)	(6,391)
Other income (expense):
Interest income	64	3
Interest expense	(536)	(385)
Revaluation of preferred stock warrant liability	—	(482)
Other income (expense)	30	(4)

Total other expense	(442)	(868)

Net loss	(11,422)	(7,259)
Accretion of mandatorily redeemable convertible preferred stock	—	(2,342)

Net loss attributable to common stockholders	$(11,422)	$(9,601)

Net loss per share, basic and diluted	$(0.68)	$(17.88)

Shares used in calculating basic and diluted net loss per share	16,917	537

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$28,973	$9,941
Short-term investments	56,837	32,715
Accounts receivable, net	7,429	8,331
Inventory	7,522	6,750
Prepaid expenses and other	3,567	2,999

Total current assets	104,328	60,736
Property and equipment, net	3,118	3,065
Other assets	347	571

Total assets	$107,793	$64,372

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,619	$3,354
Accrued liabilities	5,437	7,088
Long-term debt, current portion	6,772	6,136
Other	1,897	2,052

Total current liabilities	16,725	18,630
Long-term debt, net of current portion	10,533	12,157
Other non-current liabilities	1,924	2,116

Total liabilities	29,182	32,903
Stockholders’ equity	78,611	31,469

Total liabilities and stockholders’ equity	$107,793	$64,372

NANOSTRING TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Net loss attributable to common stockholders (GAAP)	$(11,422)	$(9,601)
Accretion of mandatorily redeemable convertible preferred stock	—	2,342
Change in the fair value of preferred stock warrant liability	—	482
Stock-based compensation expense	1,039	231
Depreciation and amortization	396	464
Interest expense	536	385

Net loss (non-GAAP)	$(9,451)	$(5,697)

Shares used in calculating basic and diluted net loss per share (GAAP)	16,917	537
Shares of common stock issuable upon conversion of mandatorily redeemable convertible preferred stock	—	8,631

Shares used in calculating basic and diluted net loss per share (non-GAAP)	16,917	9,168

Net loss per share, basic and diluted (GAAP)	$(0.68)	$(17.88)

Net loss per share, basic and diluted (non-GAAP)	$(0.56)	$(0.62)